Exhibit 23.1

            CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the use in the Registration Statement of American Digital Communications, Inc. on Form SB-2 of our report dated May 27, 1999, except for
Note 11, as to which the date is June 10, 1999, relating to the financial statements of American Digital Communications, Inc. as of February 28, 1999 and 1998 and the related statements of operations, stockholders' equity and cash flows for the years then ended.



Denver, Colorado
February 3, 2000                                  CAUSEY DEMGEN & MOORE INC.